Exhibit 99.l

250 WEST 55TH STREET NEW YORK, NY 10019-9601 TELEPHONE: 212.468.8000 FACSIMILE: 212.468.7900 WWW.MOFO.COM

MORRISON FOERSTER LLP

BEIJING, BERLIN, BOSTON,
BRUSSELS, DENVER, HONG KONG,
LONDON, LOS ANGELES, NEW YORK,
NORTHERN VIRGINIA, PALO ALTO,
SAN DIEGO, SAN FRANCISCO, SHANGHAI,
SINGAPORE, TOKYO, WASHINGTON, D.C.

July 28, 2020

ABERDEEN STANDARD GLOBAL INFRASTRUCTURE INCOME FUND

1735 Market Street, 32nd Floor

Philadelphia, Pennsylvania 19103

Re:                        Rule 462(b) Registration Statement on Form N-2MEF (1933 Act File No. 333-      and 1940 Act File No. 811-23490) relating to the Registration Statement on Form N-2 (1933 Act File No. 333-234722 and 1940 Act File No. 811-23490)

Ladies and Gentlemen:

We have served as Maryland counsel to Aberdeen Standard Global Infrastructure Income Fund, a Maryland statutory trust registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end management investment company (the “Company”), in connection with certain matters of Maryland law arising out of the offering and sale of common shares (the “Shares”) of beneficial interest, $0.001 par value per share, of the Company, covered by the Registration Statement, and all amendments thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “1933 Act”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.                                      The Registration Statement, substantially in the form in which it was transmitted to the Commission under the 1933 Act and the 1940 Act;

2.                                      The Certificate of Trust of the Company, certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3.                                      The Declaration of Trust of the Company (the “Declaration of Trust”), certified as of the date hereof by an officer of the Company;

4.                                      The Bylaws of the Company, certified as of the date hereof by an officer of the Company;

5.                                      A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

6.                                      Resolutions (the “Resolutions”) adopted by the Board of Trustees (the “Board of Trustees”) of the Company relating to the filing of the Registration Statement and the issuance of the Shares, certified as of the date hereof by an officer of the Company; and

7.                                      A certificate executed by an officer of the Company, dated as of the date hereof.

In expressing the opinion set forth below, we have assumed the following:

1.                                      Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

2.                                      Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.                                      Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.                                      All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered.  All Documents submitted to us as certified or photostatic copies conform to the original documents.  All signatures on all such Documents are genuine.  All public records reviewed or relied upon by us or on our behalf are true and complete.  All representations, warranties, statements and information contained in the Documents are true and complete.  There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.                                      The Company is a statutory trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.                                      The issuance of the Shares has been duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law.  We express no opinion as to compliance with the 1940 Act or other federal securities laws, or state securities laws, including the securities laws of the State of Maryland.  To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.  We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

MORRISON & FOERSTER LLP